UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2007

LITTLE SIOUX CORN PROCESSORS, L.L.C.

(Exact name of small business issuer as specified in its charter)

Iowa	0001229899	42-1510421
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4808 F Ave.

Marcus, IA 51035

(Address of principal executive offices)

(712) 376-2800

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Registrant is the general partner of LSCP, LLLP.  As general partner, Registrant manages the business and day-to-day operations of LSCP, LLLP, and Registrant currently owns a 60.15% ownership interest in LSCP, LLLP.  Together, Registrant and LSCP, LLLP are referred to as “we” or “us.”

We entered into a Distiller’s Grain Marketing Agreement (the “Marketing Agreement”) on June 19, 2002 with Commodity Specialists Company, a Delaware corporation (“CSC”).  The Marketing Agreement remains in effect until termination by either party, upon 120 days written notice.  On August 8, 2007 CSC and CHS, Inc., a Minnesota cooperative corporation (“CHS”), entered into an Assignment and Assumption Agreement, under which CSC assigned to CHS all of its right, title and interest in and to the Marketing Agreement, subject to receiving consent to such assignment from us.  On August 17, 2007 we approved the assignment of the Marketing Agreement to CHS.  The Marketing Agreement continues to be in full force and effect and there were no other changes to the Marketing Agreement as a result of the assignment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLE SIOUX CORN PROCESSORS, L.L.C.

Dated: August 20, 2007	By:	/s/ Gary Grotjohn
Gary Grotjohn, Chief Financial Officer